UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_______________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 1, 2001
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Imagis Technologies Inc.

British Columbia, Canada	000-30090	None

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1300-1075 West Georgia Street Vancouver, British Columbia, Canada V6E 3C9

(Address of principal executive offices and Zip Code

Registrant's telephone number, including area code: (604) 684-2449

Item 5         Other Events

On March 1, 2001, Imagis Technologies Inc., ("Imagis") announced that Imagis and the West Covina Service Group will integrate their software to supply the Chino Police in San Bernardino County, California with a complete law enforcement suite.

On March 6, 2001, Imagis Technologies Inc., ("Imagis") announced that Imagis and the West Covina Service Group will integrate their software to supply the Fullerton Police in Orange County, California with a complete law enforcement suite.
Item 7         Financial Statements and Exhibits

(c)     Exhibits:

 1.       Press Release of the Company dated March 1, 2001 2.       Press Release of the Company dated March 6, 2001

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Imagis Technologies Inc.

Date: March 7, 2001	By: /s/ Sandra Buschau

Sandra Buschau
Corporate Secretary

EXHIBIT INDEX

EXHIBIT NO.	DESCRIPTION

99.1	Press release issued March 1, 2001

99.2	Press release issued March 6, 2001